Exhibit 23.1

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 for Teucrium Corn Fund (File No. 333-162033).  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ W. Thomas Conner, Esq.
W. Thomas Conner, Esq.